Exhibit 26(c)(v)

Amendment No. 1 to Amended and Restated Principal

Underwriting Agreement dated January 25, 2005

AMENDMENT NO. 1 TO THE

AMENDED AND RESTATED

PRINCIPAL UNDERWRITING AGREEMENT

Amendment to the Amended and Restated Principal Underwriting Agreement, dated as of January 25, 2005, by and between AFSG Securities Corporation and Transamerica Financial Life Insurance Company (the “Agreement”).

Exhibit A of the Agreement is hereby deleted in its entirety and replaced with the following:

EXHIBIT A

Separate Accounts

Separate Account VA BNY

Separate Account VA GNY

Separate Account VA HNY

Separate Account VA QNY

Separate Account VA WNY

Separate Account VA-5NY

Separate Account VA-6NY

Separate Account VA-2LNY

Separate Account VL BNY

TFLIC Separate Account C

TFLIC Separate Account VNY

TFLIC Series Annuity Account

AUSA Endeavor Target Account

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date:	April 1, 2005

AFSG SECURITIES CORPORATION

By:
Larry N. Norman
President

TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY

By:
Larry N. Norman
Executive Vice President

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